EXHIBIT 21.1


REGISTRANTS'S SUBSIDIARIES -- ALL 100% OWNED

ATLANTIS PLASTIC FILMS, INC., a Delaware corporation
ATLANTIS MOLDED PLASTICS, INC., a Florida corporation
ATLANTIS PLASTIC INJECTION MOLDING, INC., a Kentucky corporation
PIERCE PLASTICS, INC., a Delaware corporation
PLASTIC CONTAINERS, INC.,  an Alabama corporation
RIGAL PLASTICS, INC., a Florida corporation
WP ACQUISITION CORP., a California corporation
ATLANTIS PLASTICS FOREIGN SALES INC., a Barbados corporation
LINEAR FILMS, INC., a Canadian corporation